Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated October 3, 2018 with respect to the shares of Common Stock of FlexShopper, Inc., and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: October 3, 2018

Bigger Capital Fund, LP		Bigger Capital Fund GP, LLC

By:	Bigger Capital Fund GP, LLC, its general partner	By:	/s/ Michael Bigger
Michael Bigger
By:	/s/ Michael Bigger		Managing Member
Michael Bigger
Managing Member

District 2 Capital Fund LP		District 2 Capital LP

By:	District 2 GP LLC, its general partner
		By:	/s/ Michael Bigger
By:	/s/ Michael Bigger		Michael Bigger
	Michael Bigger		Managing Member
Managing Member

DISTRICT 2 GP LLC		District 2 Holdings LLC

By:	/s/ Michael Bigger	By:	/s/ Michael Bigger
	Michael Bigger		Michael Bigger
	Managing Member		Managing Member

/s/ Michael Bigger	/s/ Patricia Winter
Michael Bigger	Patricia Winter